EXHIBIT 99.1

Platform Specialty Products Corporation Closes Acquisition of Arysta LifeScience Limited

- Acquisition expected to be immediately accretive to Platform's adjusted earnings, pre-synergies

-    Highly complementary to Platform's existing agrochemicals vertical

-    Creates one of the most comprehensive, global line-ups of both traditional and non-traditional crop solutions

-    $750 million of new incremental credit facilities syndicated to fund a portion of the acquisition

-    Arysta's CEO Wayne Hewett joins Platform's Office of the Chairman as President of Platform

MIAMI, Feb. 17, 2015 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform"), a global, diversified specialty chemicals company, announced today that it has closed its previously-announced acquisition of Arysta LifeScience Limited ("Arysta") from the Permira funds for approximately $3.51 billion, consisting of $2.91 billion in cash, subject to working capital and other adjustments, and $600 million of Series B convertible preferred stock.

The closing of this acquisition marks Platform's third acquisition within the crop protection operating segment after the acquisitions of Agriphar on October 1, 2014 and Chemtura AgroSolutions ("CAS") on November 3, 2014. Through the Arysta, CAS and Agriphar businesses, Platform has an operating agrochemicals footprint in more than 100 countries and expects to benefit from a global supply chain that should allow operational efficiencies to become realized almost immediately. Platform expects to realize in excess of $65 million in synergies from the combination of these businesses over the next three years. Upon closing of the acquisition, Arysta's President and Chief Executive Officer, Wayne Hewett, became Platform's President, leading the agrochemical businesses and overseeing Platform's ongoing operations.

Martin E. Franklin, Platform's Founder and Chairman, commented, "The thesis behind focusing on the best-in-class 'Asset-Lite, High-Touch' businesses in the specialty chemical sector is progressing beyond expectations. We are assembling a world-class management organization and continue to see significant value creating opportunities ahead."

Daniel H. Leever, Platform's Chief Executive Officer, said, "Platform was founded with the goal of bringing together a portfolio of industry-leading, best-in-class specialty chemical companies. Our cadence in working toward this vision has been swift, and the successful completion of the Arysta acquisition—our largest to date—provides us with a more diverse offering, a significantly expanded geographic footprint, and greater earnings potential. Importantly, along with increased size and scale, we are also gaining a deeply skilled and experienced team. We expect that these enhancements to our leadership infrastructure will provide for successful integration and ongoing execution as we look to seize new and exciting opportunities in 2015 and beyond."

Wayne Hewett, Platform's new President, stated, "With the close of this acquisition, we are eager to capitalize on the unique growth opportunities that will emerge from having Arysta, CAS, and Agriphar under one umbrella. Our newly-created AgroSolutions segment, which is expected to uniformly operate under the Arysta LifeScience tradename, possesses a strong bias toward high-growth areas, both in terms of product lines and geographic presence, and with an industry-leading portfolio of active ingredients and registrations, we believe we are ideally positioned to continue developing solutions that will address the evolving demands of farmers around the world."

Simultaneously with the closing of the Arysta acquisition, Platform amended its credit agreement and borrowed an additional $500 million (less original issue discount of 1%) through an incremental term loan denominated in U.S. dollars, €83 million (less original issue discount of 2%) through an increase to its existing term loan facility denominated in euros, and $150 million through an increase to its existing revolving credit facilities, which borrowings were used to fund a portion of the cash consideration for the Arysta acquisition. Certain of Platform's newly acquired and existing domestic subsidiaries became guarantors and pledged collateral under the credit agreement in connection with this amendment.

The Arysta acquisition will not have any impact on Platform's status as a U.S.-domiciled company.

Credit Suisse, Barclays, UBS Investment Bank, and Nomura Securities International Inc. acted as M&A advisors with Greenberg Traurig, P.A. and Kane Kessler, P.C. acted as legal advisors to Platform. Barclays, Credit Suisse, UBS Investment Bank, and Nomura Securities International Inc. had committed financing for the acquisition. Morgan Stanley acted as lead financial advisor, J.P. Morgan acted as co-financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel for the Permira funds, which previously owned Arysta.

About Arysta LifeScience

Arysta LifeScience is a leading crop protection and life science company with 2013 revenues of US$1.5 billion. An entrepreneurial provider of crop protection and life science products in more than 125 countries worldwide, Arysta LifeScience specializes in marketing and distribution of respected crop protection brands and life science products that meet the needs of its global partners. More information on the company is available at www.arystalifescience.com.

About Platform

Platform is a global producer of high-technology specialty chemicals and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agricultural, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

About Permira

Permira is an international private equity firm. Founded in 1985, the firm advises funds with a total committed capital of approximately €25 billion and has made over 200 private equity investments. Since 1997, approximately 20% of the Permira funds' investments have been in the industrials sector. The Permira funds have built up considerable expertise in investing in food chain and agricultural assets around the world, including Pharmaq, CABB, Netafim and Provimi.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Platform's ability to successfully integrate and obtain the anticipated results and synergies from its consummated and future acquisitions, including, but not limited to, the recently completed Agriphar, CAS and Arysta acquisitions. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including, among others, market and other general economic conditions and Platform's perception of future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and are based on management's estimates and assumptions with respect to future events and financial performance. Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including under the heading "Risk Factors" in Platform's annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014.

CONTACT: Source/Investor Relations Contact:

         Benjamin H. Gliklich
         Vice President, Corporate Development, Finance
         and Investor Relations
         Platform Specialty Products Corporation
         +1-561-406-8465

         Media Contacts:

         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368